                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               APACHE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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

                                  APACHE LOGO

                              ONE POST OAK CENTRAL
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400

                                                                  March 30, 1999

FELLOW STOCKHOLDERS:

I am pleased to invite you to attend the annual meeting of stockholders of Apache Corporation to be held on Thursday, May 6, 1999, at 10:00 a.m. (Houston time), at the Doubletree Hotel at Post Oak, 2001 Post Oak Boulevard, Houston, Texas.

At the annual meeting, stockholders will be asked to vote upon the election of four directors to the board of directors and to transact any other business that may properly come before the meeting. In addition, we will present a brief report to stockholders on the Company's results and direction.

We hope you will be able to attend the annual meeting. Whether or not you plan to be present in person, please vote your shares promptly using one of the methods explained in the attached proxy statement. Your participation is appreciated and will ensure that your shares are represented at the meeting and voted in accordance with your wishes.

                                         /s/ RAYMOND PLANK
                                         -----------------------------
                                             RAYMOND PLANK
                                         Chairman of the Board
                                           and Chief Executive Officer

                               APACHE CORPORATION
                              ONE POST OAK CENTRAL
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400

 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 ------------------------------------------------------------------------------

TO THE STOCKHOLDERS OF APACHE CORPORATION:

The 1999 annual meeting of stockholders of Apache Corporation, a Delaware corporation, will be held on Thursday, May 6, 1999, at 10:00 a.m. (Houston time), at the Doubletree Hotel at Post Oak, 2001 Post Oak Boulevard, Houston, Texas, for the following purposes:

     1. To elect four directors to serve until the annual meeting of stockholders in 2002; and

     2. To transact any other business that may properly come before the meeting or any adjournment thereof.

Holders of record of the Company's common stock as of the close of business on March 17, 1999, are entitled to notice of, and to vote at, the annual meeting. The Company's stock transfer books will not be closed. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Apache stockholder at 2000 Post Oak Boulevard, Suite 100, Houston, Texas, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.

It is important that your shares are represented at the meeting. We encourage you to designate the proxies named on the enclosed proxy card to vote your shares on your behalf and per your instructions. This action does not limit your right to vote in person or to attend the meeting.

                                         By order of the Board of Directors

                                         APACHE CORPORATION

                                         /s/ C. L. PEPER
                                         -------------------
                                             C. L. PEPER
                                         Corporate Secretary

Houston, Texas
March 30, 1999

                       PROXY STATEMENT TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General.....................................................    1
Purpose of the Annual Meeting...............................    1
Who Can Vote................................................    1
How to Vote.................................................    1
Revoking a Proxy............................................    2
Quorum and Votes Needed.....................................    2
How the Votes are Counted...................................    2
Election of Directors (Proposal No. 1)......................    2
      Nominees for Election as Directors....................    3
      Continuing Directors..................................    4
      Standing Committees and Meetings of the Board of
       Directors............................................    6
      Director Compensation.................................    7
      Voting Securities and Principal Holders...............    8
      Section 16(a) Beneficial Ownership Reporting
       Compliance...........................................   10
      Executive Officers of the Company.....................   10
      Summary Compensation Table............................   12
      Option/SAR Grants Table...............................   13
      Option/SAR Exercises and Year-End Value Table.........   15
      The Management Development and Compensation Committee
         Report on Executive Compensation...................   16
      Performance Graph.....................................   21
      Employment Contracts and Termination of Employment and
         Change-in-Control Arrangements.....................   22
      Compensation Committee Interlocks and Insider
       Participation........................................   23
      Certain Business Relationships and Transactions.......   23
Independent Public Accountants..............................   24
Stockholder Proposals.......................................   24
Solicitation of Proxies.....................................   24

                               APACHE CORPORATION
                              ONE POST OAK CENTRAL
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400

                                                                  March 30, 1999

                                PROXY STATEMENT

GENERAL

This proxy statement contains information about the 1999 annual meeting of stockholders of Apache Corporation. In this proxy statement "Apache" and "the Company" both refer to Apache Corporation. This proxy statement and the enclosed proxy card are being mailed to you by the Company's board of directors starting on or about March 30, 1999.

PURPOSE OF THE ANNUAL MEETING

At the Company's annual meeting, stockholders will vote on the election of directors as outlined in the accompanying notice of meeting, and on any other business that properly comes before the meeting. As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the election of directors.

WHO CAN VOTE

Only stockholders of record at the close of business on the record date, March 17, 1999, are entitled to receive notice of the annual meeting and to vote the shares of Apache common stock they held on that date. As of March 17, 1999, there were 97,812,383 shares of Apache common stock issued and outstanding. Holders of Apache common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors. The enclosed proxy card shows the number of shares that you are entitled to vote.

HOW TO VOTE

If your shares of Apache common stock are held by a broker, bank or other nominee (in "street name"), you will receive instructions from them on how to vote your shares.

If you hold shares of Apache common stock in your own name (as a "stockholder of record"), you may give instructions on how your shares are to be voted by:

     - marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

     - using the toll-free telephone number or Internet voting site listed on the enclosed proxy card. Specific directions for using the telephone and Internet voting systems are shown on the proxy card.

When using telephone or Internet voting, the systems verify that you are a stockholder through the use of a company number for Apache and a unique control number for you. If you vote by telephone or Internet, please do not mail the enclosed proxy card.

Whichever of these methods you use to transmit your instructions, your shares of Apache common stock will be voted as you direct. If you sign and return the enclosed proxy card or otherwise designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote, your shares will be voted FOR the election of the nominees for director. If other matters of business not presently known are properly raised at the meeting, the proxies will vote on the matters in accordance with their best judgment.

REVOKING A PROXY

You may revoke a proxy before it is voted by submitting a new proxy with a later date (by mail, telephone or Internet), by voting at the meeting, or by filing a written revocation with Apache's corporate secretary. Your attendance at the annual meeting will not automatically revoke your proxy.

QUORUM AND VOTES NEEDED

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Apache common stock outstanding on the record date will constitute a quorum, permitting the business of the meeting to be conducted. The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors.

HOW THE VOTES ARE COUNTED

Representatives of Norwest Bank Minnesota, N.A., will tabulate the votes and act as inspectors of election. A properly signed proxy marked to "withhold" authority for the election of one or more directors will be counted for quorum purposes but not for voting purposes. If a broker indicates on a proxy that they do not have discretionary authority to vote certain shares of Apache common stock on a matter, those shares will not be considered present and entitled to vote at the meeting.

                             ELECTION OF DIRECTORS
                         (PROPOSAL NO. 1 ON PROXY CARD)

The Company's bylaws provide that the board of directors shall consist of a minimum of seven and a maximum of 13 directors. The Company's certificate of incorporation provides that, as nearly as numerically possible, one-third of the directors shall be elected at each annual meeting of stockholders. Unless directors earlier resign or are removed, their terms are for three years, and continue thereafter until their successors are elected and qualify as directors.

The present terms of directors G. Steven Farris, Randolph M. Ferlic, A.D. Frazier, Jr. and John A. Kocur expire at the 1999 annual meeting. Each has been recommended by the Company's nominating committee and nominated by the board of directors for election by the stockholders to an additional three-year term. If elected, each will serve beginning upon his election until the annual meeting of stockholders in 2002.

Unless otherwise instructed, all proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted only for the remaining named nominees. Proxies cannot be voted for more than four nominees. The board of directors knows of no nominee for director who is unwilling or unable to serve.

                       NOMINEES FOR ELECTION AS DIRECTORS

Biographical information, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years.

                                                                     DIRECTOR
                                                                       SINCE
  G. STEVEN FARRIS, 51, has been president and chief operating         1994
  officer of the Company since May 1994, and was elected to
  the Company's board of directors in December 1994. He was
  senior vice president of the Company from 1991 to 1994, and vice president -- exploration and production from 1988 to
  1991. Prior to that, Mr. Farris was vice president of
  finance and acquisitions for Terra Resources, Inc., a Tulsa,
  Oklahoma oil and gas company, from 1983 to 1988, and
  executive vice president for Robert W. Berry, Inc., a Tulsa,
  Oklahoma oil and gas company, from 1978 to 1983.

  RANDOLPH M. FERLIC, 62, retired in December 1993 from his            1986
  practice as a thoracic and cardiovascular surgeon. He is the founder of Surgical Services of the Great Plains, P.C., and served as its president from 1974 to 1991. Dr. Ferlic is a member of the audit committee, the executive committee, and the nominating committee.

  A. D. FRAZIER, JR., 54, became, in April 1997, president and         1997
  chief executive officer of INVESCO, Inc., a U.S. affiliate of AMVESCAP, PLC, a London-based independent global
  investment management firm. He joined INVESCO in November
  1996 as executive vice president and a director of INVESCO,
  PLC. Mr. Frazier was chief operating officer of the Atlanta
  Olympic Games Committee from 1991 to October 1996, and
  served as executive vice president, North American Banking
  Group, of First Chicago Corporation and First National Bank
  of Chicago from 1982 to 1991. He is also a director of
  AMVESCAP, PLC, Magellan Health Services, Inc., Atlanta,
  Georgia, and Rock-Tenn Company, a Norcross, Georgia
  manufacturer of packaging and paperboard products. Mr.
  Frazier is a member of the management development and
  compensation committee and the stock option plan committee.

  JOHN A. KOCUR, 71, is engaged in the private practice of             1977
  law. He served as vice chairman of the Company's board of
  directors from 1988 to 1991. Mr. Kocur was employed by the
  Company from 1969 until his retirement in 1991, and served as the Company's president from 1979 to 1988. He is chairman of the executive committee, chairman of the nominating
  committee, and a member of the management development and
  compensation committee.

                              CONTINUING DIRECTORS

Biographical information, including principal occupation and business experience during the last five years, for each continuing member of the board of directors whose term is not expiring at the 1999 annual meeting is set forth below. Unless otherwise stated, the principal occupation of each director has been the same for the past five years.

                                                                 DIRECTOR              TERM
                                                                   SINCE              EXPIRES
  FREDERICK M. BOHEN, 61, has been executive vice                  1981                2000
  president and chief operating officer of The Rockefeller
  University since 1990. He was senior vice president of
  Brown University from 1983 to 1990, and served as vice
  president of finance and operations at the University of
  Minnesota from 1981 to 1983. Mr. Bohen was with the U.S.
  Department of Health, Education and Welfare as assistant
  secretary for management and budget from 1977 to 1981.
  He is a director of American Council of Learned
  Societies and chairman of its finance committee. Mr.
  Bohen is chairman of the management development and
  compensation committee and chairman of the stock option
  plan committee.

  EUGENE C. FIEDOREK, 67, has been the managing director           1988                2001
  of EnCap Investments L.C., a Dallas, Texas energy
  investment banking firm, since 1988. Mr. Fiedorek was
  the managing director of the Energy Banking Group of
  First RepublicBank Corp. in Dallas, Texas from 1978 to
  1988. He is a director of Energy Capital Investment
  Company, a U.S. oil and gas investment firm listed on
  the London Stock Exchange, and of Aviva Petroleum
  Corporation, Dallas, Texas. Mr. Fiedorek is a member of
  the audit committee.

  STANLEY K. HATHAWAY, 74, has been a senior partner in            1977                2000
  the law firm of Hathaway, Speight & Kunz LLC since 1976.
  From June through October 1975, he served as the U.S.
  Secretary of the Interior, and was Governor of the State
  of Wyoming from 1967 to 1975. Mr. Hathaway is chairman
  of the audit committee.

  GEORGE D. LAWRENCE JR., 48, is a private investor, and           1996                2000
  joined the Company's board of directors in May 1996.
  Formerly, he was president, chief executive officer and
  a director of The Phoenix Resource Companies, Inc. from
  1990 until May 1996, when Phoenix became a wholly-owned
  subsidiary of the Company. Mr. Lawrence is a member of
  the executive committee and the management development
  and compensation committee.

                                                                 DIRECTOR              TERM
                                                                   SINCE              EXPIRES
  MARY RALPH LOWE, 52, has been president and chief                1996                2001
  executive officer of Maralo, LLC, (formerly Maralo,
  Inc.), a Houston, Texas independent oil and gas
  exploration and production company, and ranching
  operation, since 1988, and a member of its board of
  directors since 1975. Ms. Lowe is a member of the audit
  committee and the nominating committee.

  F. H. MERELLI, 62, joined the Company's board of                 1997                2001
  directors in July 1997. Since 1991, he has been chairman
  of the board, president and chief executive officer of
  Key Production Company, Inc., a Denver, Colorado
  independent oil and gas exploration and production
  company. Formerly, he served as the Company's president
  and chief operating officer from 1988 to 1991. Prior to
  that, he was president of Terra Resources, Inc., a
  Tulsa, Oklahoma oil and gas company, from 1979 to 1988.
  Mr. Merelli is a member of the executive committee.

  RAYMOND PLANK, 76, has been chairman of the board of             1954                2001
  directors and chief executive officer of the Company
  since 1979, and served as the Company's president from
  1954 to 1979. Mr. Plank is a member of the executive
  committee and the nominating committee.

  JOSEPH A. RICE, 74, retired in 1988 as chairman of the           1989                2000
  board, chief executive officer and a director of Irving
  Trust Company and Irving Bank Corporation, having served
  in those capacities since 1984. Mr. Rice served as
  president, chief operating officer and a director of
  those organizations from 1975 to 1984. He was a director
  of Avon Products, Inc. from 1982 to May 1997. Mr. Rice
  is a member of the management development and
  compensation committee and the stock option plan
  committee.

                        STANDING COMMITTEES AND MEETINGS
                           OF THE BOARD OF DIRECTORS

The board of directors has an audit committee, a management development and compensation committee, a stock option plan committee, an executive committee, and a nominating committee. Actions taken by these committees are reported to the board of directors at the next board meeting. During the last fiscal year, each of the Company's directors attended at least 75 percent of all meetings of the board of directors and of all committees of which they were members, except
A. D. Frazier, Jr. who attended 70 percent.

------------------------------------------------------------------------------------------------------------------
                                                MEMBERSHIP ROSTER
------------------------------------------------------------------------------------------------------------------
 NAME                              BOARD      AUDIT      MD&C       STOCK OPTION     EXECUTIVE      NOMINATING
------------------------------------------------------------------------------------------------------------------
 Frederick M. Bohen                  X                    X*             X*
------------------------------------------------------------------------------------------------------------------
 G. Steven Farris                    X
------------------------------------------------------------------------------------------------------------------
 Randolph M. Ferlic                  X          X                                        X               X
------------------------------------------------------------------------------------------------------------------
 Eugene C. Fiedorek                  X          X
------------------------------------------------------------------------------------------------------------------
 A. D. Frazier, Jr.                  X                     X             X
------------------------------------------------------------------------------------------------------------------
 Stanley K. Hathaway                 X          X*
------------------------------------------------------------------------------------------------------------------
 John A. Kocur                       X                     X                             X*              X*
------------------------------------------------------------------------------------------------------------------
 George D. Lawrence Jr.              X                     X                             X
------------------------------------------------------------------------------------------------------------------
 Mary Ralph Lowe                     X          X                                                        X
------------------------------------------------------------------------------------------------------------------
 F. H. Merelli                       X                                                   X
------------------------------------------------------------------------------------------------------------------
 Raymond Plank                       X*                                                  X               X
------------------------------------------------------------------------------------------------------------------
 Joseph A. Rice                      X                     X             X
------------------------------------------------------------------------------------------------------------------
 No. of Meetings in 1998             6          6          6             5               0               1
------------------------------------------------------------------------------------------------------------------

* Chairperson

The audit committee reviews with the independent accountants and internal auditors of the Company their respective audit and review programs and procedures, and the scope and results of their audits. It also examines professional services provided by the Company's independent accountants and evaluates their costs and related fees. Additionally, the audit committee reviews the Company's financial statements and the adequacy of the Company's system of internal accounting controls. The audit committee makes recommendations to the board of directors concerning the Company's independent accountants and their engagement or discharge.

The management development and compensation committee reviews the Company's management resources and structure, and administers the Company's compensation programs and retirement, stock purchase and similar plans. The duties of the stock option plan committee include the award and administration of option grants under the Company's stock option plans and of conditional grants under the Company's 1996 Share Price Appreciation Plan.

The executive committee is vested with the authority to exercise the full power of the board of directors, within established policies, in the intervals between meetings of the board of directors.

In addition to the general authority vested in it, the executive committee may be vested with specific power and authority by resolution of the board of directors.

The duties of the nominating committee include recommending to the board of directors the slate of director nominees submitted to the stockholders for election at the annual meeting, and proposing qualified candidates to fill vacancies on the board of directors without regard to race, sex, age, religion or physical disability.

Stockholders wishing to recommend candidates for consideration by the nominating committee should forward written recommendations, together with appropriate biographical information and details of qualifications, to Apache's corporate secretary. In order to be considered, recommendations must be received by the deadline for submitting stockholder proposals set forth under the heading "Stockholder Proposals."

                             DIRECTOR COMPENSATION

Employee directors do not receive additional compensation for serving on the board of directors or any committee of the board. During 1998, non-employee directors received an annual retainer of $30,000, of which $10,000 value was paid in the form of shares of Apache common stock; plus $1,000 for each board of directors or committee meeting attended, together with reimbursement of expenses incurred in attending meetings. Non-employee directors receive an annual retainer of $2,000 for each committee of which they are members. In addition, the chairman of each committee receives $4,000 annually for chairing his or her respective committees.

Under the terms of the Company's non-employee directors' compensation plan, as amended in 1998, non-employee directors can elect to defer receipt of all or any portion of their retainers or meeting attendance fees and, subject to certain parameters, can defer those amounts in the form of cash or in the form of shares of Apache common stock. Amounts deferred in the form of cash accrue interest equal to the Company's rate of return on its short-term marketable securities; amounts deferred in the form of Apache common stock accrue dividends as if the stock were issued and outstanding when such dividends were payable. All deferred amounts, as well as accrued interest and dividends, are maintained in a separate memorandum account for each participating non-employee director. Amounts are paid out in cash and/or stock, as applicable, upon the non-employee director's retirement or other termination of his or her directorship, or on a specific date, in a lump sum or in annual installments over a ten-year (or shorter) period. Three non-employee directors deferred a portion of their fees during 1998.

An unfunded retirement plan for non-employee directors was established in December 1992. The plan is administered by the management development and compensation committee and pays retired non-employee directors benefits equal to two-thirds of the annual retainer for a period based on length of service. Payments are made on a quarterly basis, for a maximum of ten years, and are paid from the general assets of the Company. In the event of the director's death prior to receipt of all benefits payable under the plan, the remaining benefits are payable to the director's surviving spouse or designated beneficiary until the earlier of the termination of the payment period or the death of the surviving spouse or designated beneficiary. Benefits were paid under this plan to three former directors who retired from the Company's board of directors during 1997 and 1998.

The Company established an equity compensation plan for non-employee directors in February 1994, which is administered by the management development and compensation committee. Each non-employee director will be awarded 1,000 restricted shares of the Company's common stock every five years, beginning July 1, 1994. The shares vest at a rate of 200 shares annually, with unvested shares forfeited at the time the non-employee director ceases to be a member of the board. Awards are made from treasury stock and are automatic and non-discretionary. New non-employee directors will receive 1,000-share awards on the July 1 next succeeding their election to the board. All shares awarded under the plan have full dividend and voting rights. The plan expires July 1, 2009, with a maximum of 50,000 shares that may be awarded during the term of the plan. On July 1, 1998, an award of 1,000 shares was made to one non-employee director who joined the board in mid-July 1997.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth, as of February 28, 1999, the beneficial ownership of each director or nominee for director of the Company, the chief executive officer, the four other most highly compensated executive officers, and all directors and executive officers of the Company as a group. All ownership information is based upon filings made by those persons with the Securities and Exchange Commission (the "SEC") or upon information provided to the Company.

----------------------------------------------------------------------------------------------------------------
                                                                                AMOUNT AND          PERCENT OF
                                                                           NATURE OF BENEFICIAL        CLASS
     TITLE OF CLASS                 NAME OF BENEFICIAL OWNER                   OWNERSHIP(1)         OUTSTANDING
----------------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $1.25                    Frederick M. Bohen                                    6,953(2)(3)           *
----------------------------------------------------------------------------------------------------------------
                          G. Steven Farris                                    206,455(4)(5)           *
                          --------------------------------------------------------------------------------------
                          Randolph M. Ferlic                                  240,367(2)(6)           *
                          --------------------------------------------------------------------------------------
                          Eugene C. Fiedorek                                    7,467(2)              *
                          --------------------------------------------------------------------------------------
                          A. D. Frazier, Jr.                                    2,011(2)              *
                          --------------------------------------------------------------------------------------
                          Stanley K. Hathaway                                   8,402(2)              *
                          --------------------------------------------------------------------------------------
                          John A. Kocur                                        40,597(2)(7)           *
                          --------------------------------------------------------------------------------------
                          George D. Lawrence Jr.                              239,838(2)(3)(8)        *
                          --------------------------------------------------------------------------------------
                          Mary Ralph Lowe                                      34,367(2)              *
                          --------------------------------------------------------------------------------------
                          F. H. Merelli                                         8,299(2)(3)(5)        *
                          --------------------------------------------------------------------------------------
                          Raymond Plank                                       339,630(4)(5)           *
                          --------------------------------------------------------------------------------------
                          Joseph A. Rice                                        6,467(2)              *
                          --------------------------------------------------------------------------------------
                          Roger B. Plank                                      165,101(4)(5)           *
                          --------------------------------------------------------------------------------------
                          H. Craig Clark                                       52,699(4)(5)           *
                          --------------------------------------------------------------------------------------
                          Lisa A. Floyd                                        46,851(4)(5)           *
                          --------------------------------------------------------------------------------------
                          All directors, nominees, and executive
                          officers as a group (including the above named
                          persons)                                          1,602,612(4)(5)            1.64
----------------------------------------------------------------------------------------------------------------

 *  Represents less than one percent of the outstanding shares.

(1) All ownership is sole and direct unless otherwise noted. Inclusion of any shares not owned directly shall not be construed as an admission of beneficial ownership. Fractional shares have been rounded to the nearest whole share.

(2) Includes 1,000 shares of restricted stock awarded under the Company's equity compensation plan for non-employee directors.

                                         (footnotes continued on following page)

(3) Includes the following share equivalents related to retainer fees deferred under the Company's non-employee directors' compensation plan: Mr.
    Bohen -- 2,789; Mr. Lawrence -- 335; and Mr. Merelli -- 335.

(4) Includes the following shares issuable upon the exercise of outstanding employee stock options which are exercisable within 60 days: Mr.
    Farris -- 117,250; Mr. Raymond Plank -- 144,300; Mr. Roger Plank -- 86,325; Mr. Clark -- 45,400; Ms. Floyd -- 41,025; and all directors and executive officers as a group -- 599,750.

(5) Includes units held by the trustee of the Company's 401(k) Savings Plan equivalent to the following shares: Mr. Farris -- 17,871; Mr.
    Merelli -- 6,842; Mr. Raymond Plank -- 938; Mr. Roger Plank -- 14,444; Mr. Clark -- 7,299; Ms. Floyd -- 5,826; and all directors and executive officers as a group -- 84,879.

(6) Includes 17,500 shares owned indirectly by Dr. Ferlic through his interest in Surgical Services of the Great Plains, P.C. Employee Benefit Trust, and 6,000 shares owned directly by Ferlic Investments, Ltd. in which Dr. Ferlic owns a 36-percent interest. Also includes a total of 5,400 shares held by Dr. Ferlic's daughters, son and grandchildren, as to which he disclaims beneficial ownership.

(7) Includes 3,940 shares owned by Mrs. Kocur.

(8) Includes 185,625 shares issuable upon the exercise of outstanding stock options which are fully exercisable. See "Certain Business Relationships and Transactions".

The following table sets forth the only persons known to the Company, as of February 28, 1999, to be the owners of more than five percent of outstanding shares of the Company's common stock, according to reports filed with the SEC:

                                                                      AMOUNT AND NATURE
                                                                        OF BENEFICIAL     PERCENT OF CLASS
 TITLE OF CLASS                NAME AND ADDRESS OF BENEFICIAL OWNER       OWNERSHIP         OUTSTANDING
 Common Stock,                 Merrill Lynch & Co., Inc.                8,104,293(1)            8.29
 par value $1.25               Merrill Lynch Asset Management Group
                               World Financial Center, North Tower
                               250 Vesey Street
                               New York, New York 10381

                               FMR Corp                                 5,907,545(2)(3)         6.04
                               82 Devonshire St.
                               Boston, Massachusetts 02109

                               College Retirement Equities Fund         5,285,824(4)            5.41
                               TIAA Separate Account VA-1
                               TIAA - CREF Life Funds
                               730 Third Avenue
                               New York, New York 10017

(1) Per Schedule 13G filed with the SEC, dated January 29, 1999.

(2) Per Schedule 13G filed with the SEC, dated February 1, 1999.

(3) Does not include 1,226,760 shares held by Fidelity Management Trust Company ("FMTC") as trustee of the Company's 401(k) Savings Plan. FMTC is a wholly-owned subsidiary of FMR Corp.

(4) Per Schedule 13G filed with the SEC, dated February 11, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, as well as beneficial owners of ten percent or more of the Company's common stock, to report their holdings and transactions in the Company's securities. To the Company's knowledge, based on information furnished to it and contained in reports provided pursuant to Section 16(a), as well as written representations that no other reports were required for 1998, it appears that Mr. Frazier, a director of the Company, filed one late report relating to a small purchase of shares made with additional cash investments through the Company's dividend reinvestment plan.

                       EXECUTIVE OFFICERS OF THE COMPANY

Biographical information concerning the executive officers of the Company is set forth below. Biographical information concerning Raymond Plank and G. Steven Farris is set forth above under the captions "Information about Nominees for Election as Directors" and "Information about Continuing Directors."


--------------------------------------------------------------
  MICHAEL S. BAHORICH, 42, was appointed vice
  president -- exploration technology in December 1997,
  having been the Company's chief geophysicist since 1996. From 1981 until he joined the Company, Mr. Bahorich held positions of increasing responsibility at Amoco
  Corporation in Denver, Colorado and Tulsa, Oklahoma, most recently as a resource manager for Amoco's mid-continent business unit.
--------------------------------------------------------------
  H. CRAIG CLARK, 42, has been vice president of the
  Company's Western Region Exploration & Production and
  North America Gas Marketing since July 1998, having been
  on assignment serving as chairman and chief executive officer of Producers Energy Marketing LLC ("ProEnergy"), the Company's joint-venture natural gas marketing
  company, from October 1997 through June 1998, when
  ProEnergy was sold to Cinergy Corp. ("Cinergy"). Mr.
  Clark became a vice president of the Company in 1994,
  with responsibility for North American production from
  1994 to 1996, and for North American exploration and production from May 1996 through September 1997. He was general manager of the Company's southern division from
  1993 to 1994, and production manager of the Company's
  Gulf Coast region from 1989 to 1993.
--------------------------------------------------------------
  MATTHEW W. DUNDREA, 45, was appointed vice president and treasurer in July 1997, having been the Company's treasurer since March 1996 and assistant treasurer since 1994. Prior to that, he was assistant treasurer from 1991 to 1994, manager -- cash management from 1986 to 1991,
  and manager -- economic analysis from 1984 to 1986, for Union Texas Petroleum Holdings, Inc., Houston, Texas.
--------------------------------------------------------------
  ROBERT J. DYE, 43, was appointed vice
  president -- investor relations in May 1997, having been director of investor relations since 1995. Prior to that, Mr. Dye held positions of increasing responsibility in the corporate planning area since joining the Company in 1992. Formerly, he was planning manager for the offshore division of BP Exploration, Houston, Texas, from 1988 to 1992.
--------------------------------------------------------------
  LISA A. FLOYD, 41, has been vice president -- business development and E&P services since December 1998, having been vice president -- business development since
  September 1997, and vice president -- technical services since January 1995. Ms. Floyd has held positions of increasing responsibility in the reservoir engineering area since joining the Company in 1984.
--------------------------------------------------------------

--------------------------------------------------------------
  ZURAB S. KOBIASHVILI, 56, has been vice president and
  general counsel of the Company since 1994. From 1991 to
  1994, he was with Falcon Seaboard Resources, Inc., a privately-held company involved in the development, construction and operation of electric cogeneration power plants, and in oil and gas exploration and production, initially as a legal consultant and from 1993 as vice president and general counsel. Mr. Kobiashvili was vice president and general counsel for Conquest Exploration Company, Houston, Texas, from 1984 to 1991.
---------------------------------------------------------------
  ANTHONY R. LENTINI, JR., 49, has been vice
  president -- public and international affairs since January 1995. Prior to joining the Company, he was vice president of public affairs for Mitchell Energy & Development Corp., The Woodlands, Texas, from 1988 through 1994.
---------------------------------------------------------------
  THOMAS L. MITCHELL, 38, was appointed vice president and controller in July 1997, having been the Company's controller and chief accounting officer since February
  1996. He held various positions in the Company's natural
  gas marketing operation from 1990 through 1995, and served as accounting manager for the Company's Gulf Coast
  operations from 1989 to 1990. Prior to joining the Company, Mr. Mitchell was a manager with Arthur Andersen & Co., an independent public accounting firm, from 1982 through 1988.
---------------------------------------------------------------
  ROGER B. PLANK, 42, was appointed vice president and chief financial officer in July 1997, having been vice president -- planning and corporate development since March 1996 and vice president -- corporate planning since 1994. Prior to that, he was the Company's vice president -- external affairs from 1993 to 1994, and vice president -- corporate communications from 1987 to 1993.
  The Company's chairman and chief executive officer is Mr.
  Plank's father.
---------------------------------------------------------------
  FLOYD R. PRICE, 49, has been vice
  president -- international exploration and production since December 1994, and president of the Company's international exploration and production subsidiaries since May 1996. He served as exploration manager from 1991 to 1994, and geologic manager from 1990 to 1991, for the Company's Midcontinent Region. Prior to that, Mr. Price was vice president of exploration and development from 1988 to 1989, and vice president of mid-continent exploration from 1989 to 1990, for Pacific Enterprises Oil Company, Dallas,
  Texas.
---------------------------------------------------------------
  DANIEL L. SCHAEFFER, 49, was appointed vice
  president -- human resources in July 1997, having been director of human resources since 1990. He was director of training and organizational development for the Company from 1987 to 1990.
---------------------------------------------------------------
  CHERI L. PEPER, 45, was appointed corporate secretary of
  the Company in May 1995, having been assistant secretary since 1992. Prior to joining the Company, she was assistant secretary for Panhandle Eastern Corporation (subsequently PanEnergy Corp.) since 1988.
---------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

The table below summarizes the annual and long-term compensation paid to the individuals listed below for all services rendered to the Company and its subsidiaries during the last three fiscal years, in accordance with SEC rules relating to disclosure of executive compensation. The persons included in this table are the Company's chief executive officer and the four other most highly compensated executive officers who were serving as executive officers of the Company at year-end 1998.

---------------------------------------------------------------------------------------------------------------------------------
                                                          ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                                   ---------------------------------            AWARDS
                                                                           OTHER     -----------------------------
                                                                           ANNUAL     RESTRICTED     SECURITIES      ALL OTHER
                                                     SALARY     BONUS     COMPEN-       STOCK        UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR     ($)      ($)(1)    SATION($)    AWARDS($)   OPTIONS/SARS(#)       ($)
---------------------------------------------------------------------------------------------------------------------------------
 Raymond Plank                               1998   750,000     65,000         0          0            42,700(2)     134,988(4)
   Chairman of the Board and                 1997   750,000    374,900         0          0            24,900(2)     138,708(4)
   Chief Executive Officer                   1996   750,000    405,900         0          0            44,800(2)     112,464(3)
---------------------------------------------------------------------------------------------------------------------------------
 G. Steven Farris                            1998   529,178     60,000     6,855(6)       0(8)         35,600(2)     109,406(4)(5)
   President and Chief Operating Officer     1997   491,680    245,700     4,752(6)       0            16,600(2)      99,606(4)(5)
                                             1996   450,000    243,500         0          0            26,900(2)      66,096(3)
---------------------------------------------------------------------------------------------------------------------------------
 Roger B. Plank                              1998   254,383     80,400     1,500(6)       0            21,300(2)      48,316(4)(5)
   Vice President and                        1997   226,670    113,300       902(6)       0            32,000(2)      42,490(4)(5)
   Chief Financial Officer                   1996   203,750    109,400         0          0            26,900(2)      32,646(3)
---------------------------------------------------------------------------------------------------------------------------------
 H. Craig Clark(7)                           1998   215,000    115,000       896(6)       0            13,800(2)      40,786(4)(5)
   Vice President -- Western Region E&P      1997   213,333    107,000     1,234(6)       0             7,100(2)      42,957(4)(5)
   and North America Gas Marketing           1996   195,000    120,000         0          0            26,400(2)      38,400(3)
---------------------------------------------------------------------------------------------------------------------------------
 Lisa A. Floyd                               1998   214,670     72,300     1,054(6)       0            13,200(2)      40,284(4)(5)
   Vice President -- Business                1997   197,500    100,000     1,157(6)       0            26,100(2)      38,328(4)(5)
   Development and E&P Services              1996   182,500     98,800         0          0            26,100(2)      29,640(3)
---------------------------------------------------------------------------------------------------------------------------------

(1) Includes amounts awarded under the Company's incentive compensation plans for performance in the year indicated.

(2) Shares of the Company's common stock subject to options awarded during 1998, 1997 and 1996. These stock options were granted on September 17, 1998, April 29, 1998, July 17, 1997, May 1, 1997, July 11, 1996, April 29, 1996, April
    22, 1996 and March 26, 1996 under the terms of the 1995 Stock Option Plan or the 1998 Stock Option Plan. There were no adjustments or amendments during the last fiscal year to the exercise price of stock options previously granted to any of the named executive officers.

(3) Represents Company contributions under the Company's Retirement/401(k) Savings Plan and related Non-Qualified Retirement/Savings Plan.

(4) Includes Company contributions under the Company's 401(k) Savings Plan, the Company's Money Purchase Retirement Plan, and related Non-Qualified Retirement/Savings Plan for 1998 and 1997 in the following amounts: Mr. Raymond Plank -- $134,988 and $138,708; Mr. Farris -- $92,985 and $88,222;
    Mr. Roger Plank -- $44,722 and $40,329; Mr. Clark -- $38,640 and $40,000;
    and Ms. Floyd -- $37,760 and $35,556.

(5) Includes premium for executive life insurance benefits for 1998 and 1997 in the following amounts: Mr. Farris -- $16,421 and $11,384; Mr. Roger
    Plank -- $3,594 and $2,161; Mr. Clark -- $2,146 and $2,957; and Ms. Floyd --
    $2,524 and $2,772.

(6) Amounts reimbursed for the payment of taxes relating to executive life insurance benefits.

(7) Mr. Clark was on assignment from October 1997 through June 1998, serving as chairman and chief executive officer of ProEnergy. See "Executive Officers of the Company".

                                         (footnotes continued on following page)

(8) On December 17, 1998, the Company's board of directors granted a conditional stock award to Mr. Farris for a total of 100,000 shares of the Company's common stock. The award is composed of five periodic installments, commencing on January 1st of each of the next five years, and vesting on the fifth anniversary following the applicable commencement date (subject to acceleration under specific circumstances). To receive each installment, which is payable 40 percent in cash and 60 percent in stock, Mr. Farris must be employed by the Company on the applicable commencement and vesting dates. The per share closing price of the Company's common stock for January 4, 1999, the first business day of 1999, was $24.125, and for December 17, 1998 was $23.875. Mr. Farris has all voting, dividend and liquidation rights for each installment of shares as of the applicable commencement date listed below:

        6,667 shares commencing January 1, 1999, vesting January 1, 2004 13,333 shares commencing January 1, 2000, vesting January 1, 2005 20,000 shares commencing January 1, 2001, vesting January 1, 2006 26,667 shares commencing January 1, 2002, vesting January 1, 2007 33,333 shares commencing January 1, 2003, vesting January 1, 2008

                            OPTION/SAR GRANTS TABLE

The table below provides supplemental information relating to the Company's grants of options during 1998 to the executive officers named in the Summary Compensation Table above, including the relative size of each grant, and each grant's exercise price and expiration date. There were no stock appreciation rights ("SARs") granted during the last fiscal year. Also included, in compliance with SEC rules on disclosure of executive compensation, is information relating to the estimated present value of the options granted, based upon principles of the Black-Scholes option pricing model. The Black-Scholes model utilizes numerous arbitrary assumptions about financial variables such as interest rates, stock price volatility and future dividend yield. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of future stock performance.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------------------------------------------
                                                              INDIVIDUAL GRANTS
                                 ----------------------------------------------------------------------------
                                     NUMBERS OF
                                     SECURITIES       PERCENT OF TOTAL
                                     UNDERLYING         OPTIONS/SARS
                                    OPTIONS/SARS         GRANTED TO        EXERCISE OR                            GRANT DATE
                                       GRANTED          EMPLOYEES IN        BASE PRICE        EXPIRATION         PRESENT VALUE
NAME                                  (#)(1)(2)          FISCAL YEAR        ($/SH)(3)            DATE               ($)(4)
---------------------------------------------------------------------------------------------------------------------------------
 Raymond Plank                        42,700/0             3.44/0             35.125          04/29/2008            523,801
---------------------------------------------------------------------------------------------------------------------------------
 G. Steven Farris                     35,600/0             2.86/0             35.125          04/29/2008            436,705
---------------------------------------------------------------------------------------------------------------------------------
 Roger B. Plank                       14,200/0             1.14/0             35.125          04/29/2008            174,191
                                       7,100/0             0.57/0             27.000          09/17/2008             64,390
---------------------------------------------------------------------------------------------------------------------------------
 H. Craig Clark                        9,200/0             0.74/0             35.125          04/29/2008            112,856
                                       4,600/0             0.37/0             27.000          09/17/2008             41,717
---------------------------------------------------------------------------------------------------------------------------------
 Lisa A. Floyd                         8,800/0             0.71/0             35.125          04/29/2008            107,950
                                       4,400/0             0.35/0             27.000          09/17/2008             39,904
---------------------------------------------------------------------------------------------------------------------------------

(1) This column sets forth the number of shares of the Company's common stock subject to options granted on April 29, 1998 under the terms of the 1995 Plan and on September 17, 1998 under the terms of the 1998 Plan. Options are generally nontransferable and become exercisable ratably over four years. The options were granted for a term of ten years, subject to earlier termination in specific circumstances related to termination of employment, and are not intended to qualify as incentive stock options under Section 422 of the Internal

                                         (footnotes continued on following page)

    Revenue Code. The exercise price and any withholding tax requirements may be paid by cash and/or delivery of already-owned shares of the Company's common stock.

    Options granted under the 1995 Plan and the 1998 Plan are subject to appropriate adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company. If there is a change in control of the Company, the stock option plan committee may accelerate the exercise date of any outstanding options; make any outstanding options fully vested and exercisable; grant a cash bonus award to any participant in an amount necessary to pay the exercise price of all or any portion of the options then held by the participant; pay cash to any or all participants (in exchange for the cancellation of their outstanding options) in an amount equal to the difference between the exercise price of the options and the greater of the tender offer price for the underlying stock or the fair market value of the stock on the date of the cancellations; or make any other adjustments or amendments to the outstanding options.

    A change in control occurs when a person, partnership or corporation acting in concert, or any or all of them, acquires more than 20 percent of the Company's outstanding voting securities. A change in control shall not occur if, prior to the acquisition of more than 20 percent of the Company's voting securities, the Company's board of directors by majority vote designates the person, partnership or corporation as an approved acquirer and resolves that a change in control will not have occurred.

(2) There were no SARs granted during 1998. There were no adjustments or amendments during 1998 to the exercise price of stock options previously granted to any of the named executive officers. The 1995 Plan, the 1998 Plan and the 1990 Stock Incentive Plan were amended in December 1998 to remove unused provisions allowing for the repricing of outstanding stock options.

(3) The exercise price is the closing price per share of the Company's common stock on the date of grant, as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System.

(4) The grant date present value is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options, using the following assumptions for the grants made April 29, 1998 and September 17, 1998, respectively: volatility -- 30.56 and 32.65 percent; risk free rate of return -- 5.79 and 4.76 percent; dividend yield -- 0.80 and 1.04 percent; and expected option life -- five years. There were no adjustments made to the model for non-transferability or risk of forfeiture. The actual value, if any, an executive may realize will depend on the excess of the market price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

The table below provides supplemental information relating to the value realized upon the exercise of stock options during the last fiscal year by the executive officers named in the Summary Compensation Table above and the number and intrinsic value of stock options held at year end. Year-end values are based arbitrarily on the closing price of the Company's common stock for December 31, 1998, do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options, and should not be considered indicative of future stock performance.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

-----------------------------------------------------------------------------------------------

                                                            NUMBER OF SECURITIES UNDERLYING
                           SHARES                             UNEXERCISED OPTIONS/SARS AT
                        ACQUIRED ON         VALUE                    FY-END(#)(3)
                          EXERCISE         REALIZED     ---------------------------------------
NAME                       (#)(1)           ($)(2)          EXERCISABLE        UNEXERCISABLE
-----------------------------------------------------------------------------------------------
 Raymond Plank               0                0               133,625              93,775
-----------------------------------------------------------------------------------------------
 G. Steven Farris            0                0               108,350              66,750
-----------------------------------------------------------------------------------------------
 Roger B. Plank              0                0                77,775              60,625
-----------------------------------------------------------------------------------------------
 H. Craig Clark              0                0                38,100              34,450
-----------------------------------------------------------------------------------------------
 Lisa A. Floyd               0                0                32,825              48,575
-----------------------------------------------------------------------------------------------

---------------------  ---------------------------------------
                                VALUE OF UNEXERCISED
                              IN-THE-MONEY OPTIONS/SARS
                                 AT FY-END($)(3)(4)
                       ---------------------------------------

NAME                       EXERCISABLE        UNEXERCISABLE
---------------------  ---------------------------------------
 Raymond Plank                     0                  0
--------------------------------------------------------------
 G. Steven Farris                  0                  0
--------------------------------------------------------------
 Roger B. Plank              330,344                  0
--------------------------------------------------------------
 H. Craig Clark               49,141                  0
--------------------------------------------------------------
 Lisa A. Floyd                 5,438              1,812
--------------------------------------------------------------

(1) Number of shares with respect to which stock options were exercised during 1998.

(2) Fair market value on date of exercise minus the exercise price of stock options.

(3) There were no SARs settled or outstanding at any time during the last fiscal year for any of the named executive officers.

(4) Based on the closing price of $25.3125 per share of the Company's common stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for December 31, 1998.

             THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

This report is issued by the management development and compensation committee of the board of directors to set out the executive compensation policies and programs of the Company.

The objective of the Company's executive compensation program is to attract and retain executives capable of leading the Company in a complex, competitive and changing industry. A capable, highly-motivated senior management is an integral part of the Company's continued success. The Company's financial performance is in large part due to the talent and efforts of the Company's executive officers. The program ties a significant portion of executive compensation to the Company's success and is primarily comprised of a base salary, an incentive bonus, and a long-term incentive component.

BASE SALARY

The committee believes that the most effective way to compete in the executive labor market is to offer executives a competitive base salary. To achieve this balance, the committee analyzes each executive's compensation using a four-step process. First, the key executive positions within the Company are defined carefully in terms of scope and responsibility, job complexity, knowledge and experience required, and other relevant factors. Second, the positions are ranked internally on the basis of these definitions to establish a logical relationship among them. Third, the committee identifies the Company's direct competitors which it believes share comparable operations, employee composition, and capitalization, and obtains comparative compensation data about the identified companies from independent, national executive compensation consultants with expertise in salary and incentive plan structure. Finally, easily-compared positions are priced in terms of salary ranges by reviewing the comparative industry data and other surveys to establish relative salary ranges for all key executive positions in the Company. Base salaries are targeted to fall at or above the median of executive salaries paid by comparable companies, and for 1998 they generally correspond to that practice. The committee sets each executive's salary taking into account the individual's contribution to the Company's success, how well the individual's responsibilities are fulfilled, the individual's specific performance, growth in qualifications for the individual's job, and other relevant aspects of performance.

Base salaries of all executives are generally reviewed every 12 to 24 months. Salary adjustments are made within updated, market-confirmed salary ranges according to the committee's assessment of the executive's individual performance and the performance of the Company as a whole. However, changes in the circumstances of a particular executive can prompt an interim compensation adjustment. In 1998, the committee retained the services of an outside compensation consultant, who was proposed by management and approved by the committee, to review the base salaries of the Company's executives and confirm that the salaries are competitive with those of comparable companies. That review included comparative data from part but not all of the companies comprising the Secondary Oils Index reflected in the stock performance chart set forth below, as some of those companies have integrated operations or operate in diversified industries.

Based on the factors discussed above and taking into consideration the outside consultant's July 1998 report on their review, plus additional compensation data available to the Company from other sources, ten of the Company's officers received increases in compensation during 1998 to reflect market changes and increased responsibilities. Each of the executives named in the

Summary Compensation Table, except Mr. Raymond Plank and Mr. Clark, received an increase in base salary during 1998.

INCENTIVE BONUS

Executives, other than the Company's chief executive officer ("CEO") and the Company's president (separate plan described below), are eligible to receive an incentive bonus tied directly to the Company's achievement of specified strategic objectives and the executive's achievement of personal objectives. In the early months of the year, the committee establishes a listing of strategic corporate objectives based on those submitted by senior management and the executive officers submit personal goals relating to cost reduction, operational improvements, program or project enhancements, or other objectively determinable goals. Personal goals must be approved by the executive's superior and the corporate strategic objectives are approved by both the committee and the full board of directors. In 1998, 75 percent of each executive's bonus depended upon the Company's achievement of the specified strategic corporate objectives, with intermediate factors ranging from zero if none of the objectives were met, to 100 percent if the maximum number of objectives were achieved. The remaining 25 percent of each executive's bonus depended upon the percentage of the executive's personal goals which were successfully accomplished, as well as the Company's achievement of the specified strategic corporate objectives. This incentive compensation plan effectively correlates a large portion of executive compensation to predetermined strategic corporate objectives and other objectively determinable goals, all designed to translate into value for the Company's stockholders. Committee policy provides for bonuses targeted at 50 percent of each executive's base salary, subject to corporate performance.

Executive bonuses paid in 1999 were based on management's achievement during 1998 of specific strategic corporate objectives (a) established by the committee to enhance the Company's financial position, create greater interaction and involvement by management, and encourage and develop a longer-term strategic perspective, and (b) which were outside of the historical measurements of earnings, cash flow, production and reserves. The Company has elected not to detail the individual items within the specified strategic corporate objectives as disclosure of such information could provide a competitive advantage to one or more of the Company's peers; however, the objectives were annualized for incentive purposes and were broad enough to have potential impact beyond 1998. Each item in the listing of strategic corporate objectives, as adjusted during the year in response to changing business conditions, (i) was weighted to designate its overall importance and impact and assigned a corresponding percentage of the total weighting, based on a maximum percentage total of 100 percent, and (ii) was written so as to have a defined, measurable outcome, a time frame for achievement, and assigned responsibility. The committee approved incentive payments for attainment in 1998 based on a factor of 44.65 percent. This achievement level includes a 50-percent reduction in earned bonuses for eligible executives, reflecting the depressed state of the oil and gas industry, but recognizing many significant accomplishments which left the Company with a strong balance sheet at year-end 1998.

The CEO and the president are each eligible to receive an incentive bonus under a separate incentive compensation plan, which functions and is administered in the same way as the plan described above except that the corporate performance goals are tied directly to the Company's annual financial and operational results as compared to the results of a group of its peer companies. The goals include earnings, production, finding costs, reserves and ratio of debt to capitalization. The CEO and the president requested the committee not to award them any bonuses under this plan. However, the committee determined to pay the CEO and the president nominal bonuses of approximately 17 percent and 22 percent, respectively, of earned potential in recognition of their leadership during difficult industry times.

In addition to the Company's incentive compensation plans, the committee may elect to award a special achievement bonus to an executive officer who has rendered services during the year that substantially exceed those normally required. Special achievement bonuses (a) reflect the committee's decision to reward any executive whose extraordinary effort has substantially benefited the Company and its stockholders during the year, (b) are awarded only in exceptional circumstances, and (c) are in amounts relative to the benefit provided to the Company. Special achievement bonuses were paid to three of the executive officers named in the Summary Compensation Table in recognition of their leadership during 1998 in the following areas: Mr. Roger Plank in connection with the Company's key financing arrangements, Mr. Clark in connection with the sale of ProEnergy, and Ms. Floyd in connection with strategic property sales and trades.

LONG-TERM INCENTIVES

Long-term incentives in forms relating to the Company's common stock serve to align the interests of executive officers with the Company's stockholders by tying a significant portion of each executive's total long-term compensation to the continued growth of the Company and appreciation of its common stock. In 1998, the Company's executive officers received stock option grants under the Company's 1995 and 1998 Stock Option Plans, both of which were amended in December 1998 to remove unused provisions allowing for the repricing of outstanding stock options. The grants of stock options made in 1998 to the Company's officers named in the Summary Compensation Table presented above are reflected in the Option/SAR Grants Table. In May 1997, the Company's stockholders approved the 1996 Share Price Appreciation Plan (the "Appreciation Plan"), under which conditional grants were made to the Company's executive officers in October 1996.

Stock options and conditional grants awarded to executives are proportionate to each officer's base salary and benefit them only if stockholders also benefit from appreciating stock prices. Individual stock option grants are targeted at the 50th percentile of similar plans maintained by comparable companies, taking into account options previously granted, vest over four years, and have an exercise price equal to the per share closing price of the Company's common stock on the date of grant. The conditional grants under the Appreciation Plan are intended to provide specific individual incentives to focus on achieving significant share price appreciation for the balance of the decade. Benefits are payable under the conditional grants only if the Company's common stock attains price goals based on $50 and $60 per share, respectively, prior to January 1, 2000.

In recognition of his past contributions and expected future contributions to the Company, G. Steven Farris, the Company's president and chief operating officer, was granted a conditional stock award for a total of 100,000 shares of the Company's common stock in December 1998. The award is composed of five periodic installments, commencing on January 1st of each of the next five years (1999-2003). Each installment vests on the fifth anniversary following the applicable commencement date (subject to acceleration under specific circumstances), and is payable 40 percent in cash and 60 percent in the form of stock. To receive each installment, Mr. Farris must be employed by the Company on the applicable commencement and vesting dates. In the event Mr. Farris elects to terminate his employment with the Company or his employment is terminated for cause, any unvested installments will be forfeited.

CHIEF EXECUTIVE OFFICER

Raymond Plank, the Company's CEO, directs Apache's intensive, on-going programs to monitor, analyze and respond creatively to the changes and new requirements in the oil and gas industry. His activities include leadership in implementing the Company's capital expenditure programs, and maintenance of sound business relationships with the management of many of the nation's large oil and gas companies. These relationships are important to Apache's strategic alliances and to its acquisition approach, which emphasizes privately negotiated transactions that develop and achieve mutual business benefits. Mr. Plank has also been responsible for the Company's developing interest and successful exploration efforts going forward in international areas such as Egypt, Australia, Poland and China. As an active chief executive, he oversees all of the Company's major business units and guides and develops Apache's senior management. Reporting directly to Mr. Plank are the president and chief operating officer, the vice president and chief financial officer, and the vice president and general counsel.

Mr. Plank's base salary, incentive bonus and long-term incentives are determined in the same manner as is the compensation for the Company's other executive officers and are reflected in the Summary Compensation Table above. His last base salary adjustment was effective January 1, 1996, and his bonus paid in 1999 was based on the Company's 1998 performance, as discussed above. Mr. Plank, as the Company's most senior executive officer, prepares his personal goals in consultation with the committee and periodically reports to the committee on his progress toward achievement of those goals. Mr. Plank's employment agreement prohibits the reduction of his salary below a specified amount. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

Mr. Plank's 1998 base salary was within the committee's percentile targets and took into account the following: Mr. Plank's active role in the Company's management and leadership of successful acquisitions; the Company's financial performance during 1997; the challenges and expectations for the Company in 1998; Mr. Plank's recognized stature as a spokesman for the oil and gas industry; and his role as a Company founder and his 44 years of service as the Company's senior executive officer. Mr. Plank's bonus paid in 1999 represented approximately 17 percent of his eligible bonus amount under the incentive compensation plan, reflecting the committee's election to award him a nominal amount as discussed above.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

The Omnibus Budget Reconciliation Act of 1993 ("OBRA") imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any tax year commencing on or after January 1, 1994, for the compensation paid or accrued with respect to its chief executive officer and its four most highly compensated executive officers (other than the chief executive officer). In December 1995, the Internal Revenue Service issued final regulations implementing the legislation, with the regulations effective as of January 1, 1994. Certain performance-based compensation is specifically exempt from the limit if it meets the requirements contained in these final regulations. The committee continues to review the Company's compensation plans based upon these regulations and, from time to time, determines what further actions or changes to the Company's compensation plans, if any, are appropriate. The Company anticipates no loss of deductibility attributable to compensation paid or accrued in 1998.

Grants of stock options made under the Company's 1990 Stock Incentive Plan, 1995 Stock Option Plan and 1998 Stock Option Plan qualify as "performance-based" under the regulations.

Conditional awards made under the Appreciation Plan also qualify as performance-based. The Company's existing incentive compensation plans and special achievement bonuses do not currently meet the requirements of the regulations, although they are designed to reward the contribution and performance of employees and to provide a meaningful incentive for achieving the Company's goals, which in turn enhances stockholder value. While the committee cannot predict with certainty how the Company's compensation policies may be further impacted by OBRA, it is anticipated that executive compensation paid or accrued pursuant to any of the Company's compensation plans that do not meet the requirements of the regulations will not result in any significant loss of tax deductions in the foreseeable future.

SUMMARY

According to information provided to the committee in July 1998 by its independent compensation consultant, the amount of the Company's cash compensation paid to all of its executive officers during 1998 was competitive and slightly above the median for comparable companies. As shown on the Performance Graph following this report, the cumulative total return on the Company's common stock has substantially equaled that of the Dow Jones Secondary Oil Index over the last five years. In view of the Company's competitive performance, the committee believes that its current executive compensation policy is successful in providing stockholders with talented, dedicated executives at competitive compensation levels.

March 22, 1999                          Management Development and Compensation
                                        Committee

                                        Frederick M. Bohen
                                        A. D. Frazier, Jr.
                                        John A. Kocur
                                        George D. Lawrence Jr.
                                        Joseph A. Rice

                               PERFORMANCE GRAPH

The following stock price performance graph is included in accordance with the SEC's executive compensation disclosure rules and is intended to allow stockholders to review the Company's executive compensation policies in light of corresponding stockholder returns, expressed in terms of the appreciation of the Company's common stock relative to two broad-based stock performance indices. The information is included for historical comparative purposes only and should not be considered indicative of future stock performance. The graph compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock with the cumulative total return of the Standard & Poor's Composite 500 Stock Index and of the Dow Jones Secondary Oils Stock Index from December 31, 1993 through December 31, 1998.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                         S&P'S               DJ
                                                                       COMPOSITE         SECONDARY
               MEASUREMENT PERIOD                      APACHE          500 STOCK         OILS STOCK
             (FISCAL YEAR COVERED)                  CORPORATION          INDEX             INDEX
           1993                                        100               100                 100
           1994                                        107               101                  97
           1995                                        126               139                 112
           1996                                        150               171                 138
           1997                                        150               229                 147
           1998                                        108               294                 107

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Mr. Raymond Plank serves the Company under an employment agreement entered into in December 1975, amended and restated in December 1990 and amended in April 1996. The agreement has an undefined term and is terminable at will by the Company's board of directors. Mr. Plank's annual compensation under the agreement is determined by the board of directors, but may not be less than $450,000. If his service as director and chief executive officer is terminated by the board of directors, Mr. Plank will serve as advisor and consultant to the Company for the remainder of his life at annual compensation equal to 50 percent of his then-current annual compensation and will receive health, dental and vision benefits for himself, his spouse and his eligible dependents during the remainder of his life. Pursuant to the agreement and in exchange for surrendering life insurance coverage, an annuity was purchased for Mr. Plank that pays $31,500 annually until 2008. Mr. Plank has agreed not to render service to any of the Company's competitors for the entire period covered by the agreement. Upon Mr. Plank's death, a total of $750,000 shall be paid (a) to his designee in equal monthly installments over ten years, or (b) if he has made no designation, in a lump sum to his estate.

Mr. Farris serves the Company pursuant to an employment agreement, dated June 6, 1988, under which he receives a current annual salary of $550,000. The agreement has an undefined term and may be terminated by either the Company or Mr. Farris on 30 days advance written notice. If Mr. Farris' employment is terminated without cause, or if he terminates his employment within 30 days of a reduction in his salary without a proportionate reduction in the salaries of all other Company executives, Mr. Farris will receive, for 36 months thereafter, (a) an amount equal to his base salary as it existed 60 days prior to termination and
(b) 50 percent of the maximum amount for which he qualified under the Company's incentive compensation plan, calculated on his base compensation as it existed 60 days prior to termination. In the event of Mr. Farris' death during the 36-month period, the amounts described above shall be paid to his heirs or estate. Mr. Farris has agreed not to render service to any of the Company's competitors for the term of his employment or, unless he is terminated without cause, for 36 months thereafter.

On December 17, 1998, Mr. Farris was granted a conditional stock award, the basic provisions of which are discussed above in the footnotes to the Summary Compensation Table and under the caption "Long-Term Incentives" in the report on executive compensation. Under the terms of the agreement for this award, the vesting of one or more of the five periodic installments is subject to acceleration under specific circumstances. Those circumstances generally relate to (a) termination of Mr. Farris' employment other than for cause, (b) his death or total disability, (c) an individual other than Mr. Raymond Plank or Mr. Farris becoming the Company's chief executive officer, and (d) merger, acquisition or other "change-in-control" of the Company.

In addition to the foregoing, the Company has established an income continuance plan. The plan provides that all officers of the Company, including the officers named in the Summary Compensation Table, and all employees who have either reached the age of 40, served the Company for more than ten years, or have been designated for participation based upon special skills or experience, will receive monthly payments approximating their monthly income and continued medical and health benefits from the Company for up to two years, if their employment is terminated as a result of a "change in control" of the Company, as defined in the plan.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

Frederick M. Bohen, John A. Kocur, A. D. Frazier, Jr., George D. Lawrence Jr. and Joseph A. Rice served on the management development and compensation committee of the Company's board of directors for all of 1998.

Mr. Kocur, a member of the committee since September 1991 and a director of the Company since 1977, retired as an executive officer in June 1991. Pursuant to the terms of an employment agreement in place at the time of his retirement, Mr. Kocur and his spouse receive health, dental and vision benefits throughout his life.

Mr. Lawrence, a member of the committee since May 1997 and a director of the Company since May 1996, is the former president and chief executive officer of The Phoenix Resource Companies, Inc. ("Phoenix"). See "Certain Business Relationships and Transactions." Pursuant to the terms of his employment agreement with Phoenix, Mr. Lawrence received medical and dental benefits through December 1997. Since that time, he has purchased medical and dental coverage through the Company.

                CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

George D. Lawrence Jr., a member of the Company's board of directors and the former president and chief executive officer of Phoenix, joined Apache's board in conjunction with the Company's acquisition of Phoenix by a merger (the "Merger") on May 20, 1996, through which Phoenix became a wholly-owned subsidiary of Apache. Merger consideration totaled $396.3 million, consisting of approximately 12,190,000 shares of Apache's common stock valued at $26.00 per share, $14.9 million of net value associated with Phoenix stock options assumed by Apache, and $64.5 million in cash.

Upon consummation of the Merger, Apache assumed Phoenix stock options that remained outstanding on May 20, 1996, including those granted to Mr. Lawrence pursuant to Phoenix's 1990 Employee Stock Option Plan. As of February 28, 1999, there are options outstanding and exercisable by Mr. Lawrence covering a total of 185,625 shares of Apache common stock at exercise prices ranging from $3.46 to $24.83 per share.

In the ordinary course of business, Apache paid to Maralo, LLC ("Maralo") during 1998 approximately $240,000 for Apache's proportionate share of drilling and workover costs and routine expenses relating to nine oil and gas wells in which Apache owns interests and for which Maralo is operator, and the Company received approximately $523,000 in 1998 for its proportionate share of revenues from those wells, of which approximately $208,000 was paid directly to Apache by Maralo or related entities. During 1998, Apache paid approximately $4,000 to Maralo relating to four oil and gas wells in which Maralo owns royalty interests and of which the Company is operator. Mary Ralph Lowe, a member of the Company's board of directors, is president, chief executive officer and the sole stockholder of Maralo.

In the ordinary course of business, Key Production Company, Inc. ("Key") paid to Apache during 1998 approximately $7.7 million for Key's proportionate share of drilling and workover costs, mineral interests, and routine expenses relating to 369 oil and gas wells in which Key owns interests and of which Apache is the operator. Key received approximately $5.7 million in 1998 for its proportionate share of revenues from those interests, of which approximately $3.4 million was paid directly to Key by Apache or related entities. F.H. Merelli, a member of the Company's board of directors, is chairman of the board, president and chief executive officer of Key.

As noted above under "Executive Officers of the Company," Mr. Clark was on assignment from October 1997 through June 1998, serving as chairman and chief executive officer of ProEnergy. In June 1998, the Company formed a strategic alliance with Cinergy to market substantially all of the Company's natural gas production from North America and sold its 57-percent interest in ProEnergy to Cinergy. ProEnergy will continue to market the Company's North American gas production for ten years, with an option to terminate after six years, under an amended and restated gas purchase agreement effective July 1, 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP was the Company's independent public accounting firm for the fiscal year 1998 and has been selected to continue in that capacity for 1999. Representatives of Arthur Andersen LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC and the Company's bylaws. Should a stockholder wish to have a proposal appear in the Company's proxy statement for next year's annual meeting, under the regulations of the SEC, it must be received by the Company's corporate secretary (at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400) on or before November 30, 1999.

                            SOLICITATION OF PROXIES

Solicitation of proxies for use at the annual meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. These persons will receive no special compensation for any solicitation activities. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Company's common stock for whom they are record holder, and the Company will, upon request, reimburse reasonable forwarding expenses. The Company has retained Georgeson & Company Inc. to assist in soliciting proxies from brokers, bank nominees and other institutional holders for a fee not to exceed $7,500, plus expenses. All costs of the solicitation will be borne by the Company.

                                         By order of the Board of Directors

                                         APACHE CORPORATION

                                         /s/ C. L. PEPER
                                         -------------------
                                             C. L. PEPER
                                         Corporate Secretary

NOTE: STOCKHOLDERS ARE REQUESTED TO PROMPTLY VOTE THEIR SHARES USING ONE OF THE
      METHODS EXPLAINED ON PAGE 1 OF THIS PROXY STATEMENT.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                                  MAY 6, 1999

                              AND PROXY STATEMENT

                                 [APACHE LOGO]

                              ONE POST OAK CENTRAL

                       2000 POST OAK BOULEVARD, SUITE 100

                           HOUSTON, TEXAS 77056-4400

                                                (LOGO)Printed on recycled paper.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                           ------------------------
                                                                                              COMPANY #
                                                                                              CONTROL #
                                                                                           ------------------------
THERE ARE THREE WAYS TO VOTE YOUR PROXY



YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED,
SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY TELEPHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

o       Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

o       You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

o       Follow the simple instructions provided.

VOTE BY INTERNET - http://www.eproxy.com/apa/ - QUICK *** EASY *** IMMEDIATE

o       Use the Internet to vote your proxy 24 hours a day, 7 days a week.
o       You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Apache
Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.




                         IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                                                    Please detach here


                                       THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1.

1.  Election of directors -- director nominees:
         01  G. Steven Farris              03  A. D. Frazier, Jr.       [ ] Vote FOR          [ ] Vote WITHHELD
         02  Randolph M. Ferlic            04  John A. Kocur                all nominees          from all nominees

                                                                                -------------------------------------------
(Instructions: To  withhold  authority  to vote  for  any  individual nominee, write the number(s) of the nominee(s) in the box to the right.)
                                                                                -------------------------------------------

2.  The Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Address Change?  Mark Box       [ ]                                                  Date
                                                                                           ----------------------------
Indicate change below:
                                                                         ------------------------------------------------------

                                                                         ------------------------------------------------------
                                                                         Signature(s) In Box
                                                                         Please sign exactly as your name(s) appear on
                                                                         Proxy.  If held in joint tenancy, all persons
                                                                         must sign. Trustees, administrators, etc.
                                                                         should include title and authority.
                                                                         Corporations should provide full name of
                                                                         corporation and title of authorized officer
                                                                         signing the proxy.

                               APACHE CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                             THURSDAY, MAY 6, 1999
                                   10:00 A.M.

                          DOUBLETREE HOTEL AT POST OAK
                            2001 POST OAK BOULEVARD
                                 HOUSTON, TEXAS








--------------------------------------------------------------------------------


                        APACHE CORPORATION - 1999 PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Eugene C. Fiedorek, F. H. Merelli and George D. Lawrence Jr. as Proxies, with the power of substitution, and authorizes them to represent the undersigned at the annual meeting of stockholders to be held May 6, 1999, or any adjournment thereof, and to vote all the shares of common stock of Apache Corporation held of record by the undersigned on March 17, 1999, as designated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS.





                  See reverse side for voting instructions.